                                                                   EXHIBIT 10.50


              ---------------------------------------------------

                             AMENDED AND RESTATED

                      AGREEMENT OF LIMITED PARTNERSHIP OF

                             CNL APF PARTNERS, LP


              ---------------------------------------------------




                                                     Dated as of August 31, 1999

                               TABLE OF CONTENTS

ARTICLE 1 DEFINED TERMS...............................................................   1

ARTICLE 2 ORGANIZATIONAL MATTERS......................................................  12

     Section 2.1    Continuation of Partnership.......................................  12
     Section 2.2    Name..............................................................  12
     Section 2.3    Principal Office and Registered Agent.............................  12
     Section 2.4    Power of Attorney.................................................  12
     Section 2.5    Term..............................................................  13

ARTICLE 3 PURPOSE.....................................................................  14

     Section 3.1    Purpose and Business..............................................  14
     Section 3.2    Powers............................................................  14

ARTICLE 4 CAPITAL CONTRIBUTIONS.......................................................  14

     Section 4.1    Capital Contributions of the Partners.............................  14
     Section 4.2    Issuances of Additional Partnership Interests.....................  15
     Section 4.3    Stock Incentive Plans.............................................  16
     Section 4.4    Other Equity Compensation Plans...................................  16
     Section 4.5    Contribution of Proceeds of Issuance of REIT Shares...............  17
     Section 4.6    No Preemptive Rights..............................................  17
     Section 4.7    Other Contribution Provisions.....................................  17
     Section 4.8    No Interest on Capital............................................  18

ARTICLE 5 DISTRIBUTIONS...............................................................  18

     Section 5.1    Requirement and Characterization of Distributions.................  18
     Section 5.2    Amounts Withheld..................................................  18
     Section 5.3    Distributions In Kind.............................................  18
     Section 5.4    Revisions to Reflect Issuance of Partnership Interests............  18
     Section 5.5    Distributions Upon Liquidation....................................  19

ARTICLE 6 ALLOCATIONS.................................................................  19

     Section 6.1    Allocations for Capital Account Purposes..........................  19

ARTICLE 7 MANAGEMENT AND OPERATIONS OF BUSINESS.......................................  20

     Section 7.1    Management........................................................  20
     Section 7.2    Certificate of Limited Partnership................................  23
     Section 7.3    Restrictions on General Partner's Authority.......................  23
     Section 7.4    Reimbursement of the APF Group....................................  24
     Section 7.5    Outside Activities of the APF Group...............................  25
     Section 7.6    Contracts with Affiliates.........................................  26
     Section 7.7    Indemnification...................................................  26
     Section 7.8    Liability of the General Partner..................................  28
     Section 7.9    Other Matters Concerning the General Partner......................  29
     Section 7.10   Title to Partnership Assets.......................................  30
     Section 7.11   Reliance by Third Parties.........................................  31

ARTICLE 8 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS..................................  31

     Section 8.1    Limitation of Liability...........................................  31
     Section 8.2    Management of Business............................................  31
     Section 8.3    Outside Activities of Limited Partners............................  32
     Section 8.4    Return of Capital.................................................  32
     Section 8.5    Rights of Limited Partners Relating to the Partnership............  32
     Section 8.6    Redemption Right..................................................  33
     Section 8.7    Covenants Relating to the Redemption Rights.......................  35

ARTICLE 9 BOOKS, RECORDS, ACCOUNTING AND REPORTS.....................................   35

     Section 9.1    Records and Accounting...........................................   35
     Section 9.2    Fiscal Year......................................................   35
     Section 9.3    Reports..........................................................   36

ARTICLE 10 TAX MATTERS...............................................................   36

     Section 10.1   Preparation of Tax Returns.......................................   36
     Section 10.2   Tax Elections....................................................   36
     Section 10.3   Tax Matters Partner..............................................   36
     Section 10.4   Organizational Expenses..........................................   38
     Section 10.5   Withholding......................................................   38

ARTICLE 11 TRANSFERS AND WITHDRAWALS.................................................   39

     Section 11.1   Transfer.........................................................   39
     Section 11.2   Transfer of General Partner's Partnership Interest...............   39
     Section 11.3   Limited Partners' Rights to Transfer.............................   40
     Section 11.4   Substituted Limited Partners.....................................   42
     Section 11.5   Assignees........................................................   42
     Section 11.6   General Provisions...............................................   43

ARTICLE 12 ADMISSION OF PARTNERS.....................................................   44

     Section 12.1   Admission of Successor General Partner...........................   44
     Section 12.2   Admission of Additional Limited Partners.........................   44
     Section 12.3   Amendment of Agreement and Certificate
           of Limited Partnership....................................................   45

ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION..................................   45

     Section 13.1   Dissolution......................................................   45
     Section 13.2   Winding-Up.......................................................   46
     Section 13.3   Compliance with Timing Requirements of Regulations...............   48
     Section 13.4   Deemed Contribution and Distribution.............................   48
     Section 13.5   Rights of Limited Partners.......................................   48
     Section 13.6   Notice of Dissolution............................................   48
     Section 13.7   Termination of Partnership and Cancellation of
           Certificate of Limited Partnership........................................   48
     Section 13.8   Reasonable Time for Winding-Up...................................   49
     Section 13.9   Waiver of Partition..............................................   49
     Section 13.10  Liability of the Liquidator......................................   49

ARTICLE 14 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS.............................    49

     Section 14.1   Amendments......................................................    49
     Section 14.2   Meetings of the Partners........................................    50

ARTICLE 15 PARTNER REPRESENTATIONS AND WARRANTIES...................................    51

     Section 15.1   Representations and Warranties...................................   51

ARTICLE 16 GENERAL PROVISIONS........................................................   52

     Section 16.1   Addresses and Notice.............................................   52
     Section 16.2   Titles and Captions..............................................   52
     Section 16.3   Pronouns and Plurals.............................................   53
     Section 16.4   Further Action...................................................   53
     Section 16.5   Binding Effect...................................................   53
     Section 16.6   Creditors........................................................   53
     Section 16.7   Waiver...........................................................   53
     Section 16.8   Counterparts.....................................................   53
     Section 16.9   Applicable Law...................................................   53
     Section 16.10  Invalidity of Provisions.........................................   53
     Section 16.11  Entire Agreement.................................................   54
     Section 16.12  Guaranty by APF..................................................   54
     Section 16.13  No Rights As Shareholders........................................   54

          Exhibit A - Partners, Percentage Interests and Partnership Units
          Exhibit B - Capital Account Maintenance
          Exhibit C - Special Allocation Rules
          Exhibit D - Notice of Redemption

                             AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                             CNL APF PARTNERS, LP

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of August 31, 1999, is entered into by and between CNL APF GP Corp., a Delaware corporation, as the general partner and a limited partner of the Partnership (the "General Partner") and CNL APF LP Corp., a Delaware corporation, as a limited partner of the Partnership (the "Original Limited Partner"), together with any other Persons who are admitted from time to time as Limited Partners as provided herein.

                                  WITNESSETH:
                                  ----------

     WHEREAS, the General Partner caused the Partnership to file a Certificate of Limited Partnership on May 19, 1998, thereby causing the Partnership to be formed;

     WHEREAS, the General Partner and the Limited Partner entered into that certain Agreement of Limited Partnership dated as of May __, 1998 (the "Initial Agreement"); and

     WHEREAS, the General Partner and the Limited Partner desire to amend and restate in its entirety the Initial Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                 DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Act" means the Delaware Revised Uniform Limited Partnership Act, as
      ---
amended, or any successor statute.

     "Additional Limited Partner" means a Person admitted to the Partnership as
      --------------------------
a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.

     "Adjusted Capital Account" means the Capital Account maintained for each
      ------------------------
Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement, or is treated as being obligated to restore pursuant to Regulations
Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Ac-count is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjusted Capital Account Deficit" means, with respect to any Partner, the
      --------------------------------
deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

     "Adjusted Property" means any property the Carrying Value of which has been
      -----------------
adjusted pursuant to Exhibit B hereof.

     "Affiliate" means, with respect to any Person, (i) any Person directly or
      ---------
indirectly controlling, controlled by or under common control with such Person,
(ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Amended and Restated Agreement of Limited
      ---------
Partnership, as it may be amended, supplemented or restated from time to time.

     "APF" means CNL American Properties Fund, Inc., a Maryland corporation.
      ---

     "APF Group" means APF, the General Partner, the Original Limited Partner
      ---------
and any wholly owned subsidiaries of APF, the General Partner or the Original Limited Partner.

     "Articles of Incorporation" means the Amended and Restated Articles of
      -------------------------
Incorporation of APF, as they may be amended, supplemented or restated from time to time.

     "Assignee" means a Person to whom one or more Partnership Units have been
      --------
transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

     "Available Cash" means, with respect to any period for which such
      --------------
calculation is being made:

     (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

     (b) bless the sum of the following (except to the extent made with the proceeds of any Capital Contribution);

          (i) all interest, principal and other debt payments made during such period by the Partnership,

          (ii) all cash expenditures (including capital expenditures) made by the Partnership during such period,

          (iii) investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and

          (iv) the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

     Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

     "Book-Tax Disparities" means, with respect to any item of Contributed
      --------------------
Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Business Day" means any day except a Saturday, Sunday or other day on
      ------------
which banking institutions in the State of New York are authorized or required by law or executive order to close.

     "Capital Account" means the Capital Account maintained for a Partner
      ---------------
pursuant to Exhibit B hereof.

     "Capital Contribution" means, with respect to any Partner, any cash, cash
      --------------------
equivalents or the Net Asset Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1, 4.2, or 4.5 hereof.

     "Carrying Value" means (i) with respect to a Contributed Property or
      --------------
Adjusted Property, the Gross Asset Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for improvements, dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

     "Cash Amount" means an amount of cash equal to the Value on the Valuation
      -----------
Date of the REIT Shares Amount. Notwithstanding the foregoing, if APF raises the Cash Amount through an offering of securities, borrowings or otherwise, the Cash Amount shall be reduced by an amount equal to the expenses incurred by APF in connection with raising such funds (to the extent that such expenses are allocable to funds used to pay the Cash Amount); provided, however, that the total reduction of the Cash Amount for such expenses shall not exceed five percent (5%) of the total Cash Amount as determined prior to reduction for such expenses.

     "Certificate" means the Certificate of Limited Partnership relating to the
      -----------
Partnership filed with the Secretary of State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect
      ----
from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Contributed Property" means each property or other asset (but excluding
      --------------------
cash), in such form as may be permitted by the Act, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 1.D of Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

     "Conversion Factor" means 1.0, provided that in the event that APF (i) pays
      -----------------
a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares; (ii) subdivides its outstanding REIT Shares; or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares that would be issued and outstanding on the record date for such event if such dividend, distribution, subdivision or combination had occurred as of such date, and the denominator of which shall be the actual number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment of the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date, of any such event, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such event.

     "Depreciation" means, for each Partnership Year, an amount equal to the
      ------------
federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

     "Effective Date" means the date of the acquisition by the APF Group of one
      --------------
or more of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., and/or CNL Income Fund XVI, Ltd.

     "ERISA" means Employee Retirement Income Security Act of 1974, as amended.
      -----

     "ERISA Partner" means any Limited Partner that is either (i) an employee
      -------------
benefit plan subject to Title I of ERISA or Section 4975 of the Code, or (ii) a nominee for a trust established pursuant to such employee benefit plan, or (iii) an entity whose underlying assets include assets of such employee benefit plan by reason of such plan's investment in such entity.

     "ERISA Plan" means an "employee benefit plan" as that term is defined in 29
      ----------
U.S.C. (S) 1002(3), and which is not exempt from regulation under ERISA by virtue of 29 U.S.C. (S) 1003(b).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any successor statute.

     "General Partner" means CNL APF GP Corp. or its successors as general
      ---------------
partner of the Partnership.

     "General Partner Interest" means the Partnership Interest held by the
      ------------------------
General Partner in its capacity as General Partner. A General Partner Interest may be expressed as a number of Partnership Units. One percent (1%) of any Partnership Units or Partnership Interests obtained by the General Partner in connection with the issuance of additional Partnership Interests or Partnership Units pursuant to Section 4.2, the exchange of Partnership Units pursuant to
Section 8.6 or otherwise, shall be owned by the General Partner as part of its General Partner Interest, and the remaining Partnership Units or Partnership Interests shall be owned by the General Partner as part of its Limited Partner Interest.

     "Gross Asset Value" of any Contributed Property means the fair market value
      -----------------
of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the Gross Asset Values of Contributed Properties contributed in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

     "Immediate Family" means, with respect to any natural Person, such natural
      ----------------
Person's spouse, parents, descendants, nephews, nieces, brothers and sisters.

     "Incapacity" or "Incapacitated" means, (i) as to any individual Partner,
      ----------      -------------
death, total physical disability or entry of an order by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate;
(ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

     "Indemnitee" means (i) any Person made a party to a proceeding by reason of
      ----------
his status as (A) the General Partner, (B) a director or officer of the Partnership or the General Partner, or (C) his or its liability, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to), and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

     "IRS" means the Internal Revenue Service, which administers the internal
      ---
revenue laws of the United States.

     "Lien" means any lien, security interest, mortgage, deed of trust, charge,
      ----
claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

     "Limited Partner" means any Person named as a Limited Partner in Exhibit A
      ---------------
attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

     "Limited Partner Interest" means a Partnership Interest of a Limited
      ------------------------
Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

     "Liquidating Event(s)" has the meaning set forth in Section 13.1 hereof.
      --------------------

     "Liquidator" has the meaning set forth in Section 13.2 hereof.
      ----------

     "Net Asset Value" means (i) in the case of any Contributed Property as of
      ---------------
the time of its contribution to the Partnership, the Gross Asset Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, as determined under Section 752 of the Code and the Regulations thereunder.

     "Net Income" means, for any taxable period, the excess, if any, of the
      ----------
Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with
Section 1.B of Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

     "Net Loss" means, for any taxable period, the excess, if any, of the
      --------
Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with
Section 1.B of Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

     "New Securities" has the meaning set forth in Section 4.2.B hereof.
      --------------

     "Nonrecourse Built-in Gain" means, with respect to any Contributed
      -------------------------
Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" has the meaning set forth in Regulations Section
      ----------------------
1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

     "Nonrecourse Liability" has the meaning set forth in Regulations Section
      ---------------------
1.752-1(a)(2).

     "Notice of Redemption" means the Notice of Redemption substantially in the
      --------------------
form of Exhibit D to this Agreement.

     "Original Limited Partner" means a CNL APF LP Corp., a Delaware
      ------------------------
corporation.

     "Partner" means a General Partner or a Limited Partner, and "Partners"
      -------
means the General Partner and the Limited Partners.

     "Partner Minimum Gain" means an amount, with respect to each Partner
      --------------------
Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section
      ------------------------
1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
      ------------------------------
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "Partnership" means the limited partnership formed under the Act and
      -----------
pursuant to this Agreement and any successor thereto.

     "Partnership Interest" means an ownership interest in the Partnership
      --------------------
representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

     "Partnership Minimum Gain" has the meaning set forth in Regulations Section
      ------------------------
1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "Partnership-Owned Entity" means any partnership, limited liability company
      ------------------------
or other entity in which the Partnership has an ownership interest.

     "Partnership Record Date" means the record date established by the General
      -----------------------
Partner for the distribution of Available Cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

     "Partnership Unit" means a fractional, undivided share of the Partnership
      ----------------
Interests of all Partners issued pursuant to Section 4.1 or 4.2. As of the Effective Date, there shall be considered to be 100 Partnership Units outstanding, with each Partnership Unit representing a 1% Percentage Interest in the Partnership.

     "Partnership Year" means the fiscal year of the Partnership, which shall be
      ----------------
the calendar year.

     "Percentage Interest" means, as to a Partner, its interest in the
      -------------------
Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

     "Person" means an individual or a corporation, partnership, trust,
      ------
unincorporated organization, association or other entity.

     "Private Transfer" means a private transfer under Section 1.7704-1(e) of
      ----------------
the Regulations.

     "PTP" means a "publicly traded partnership," as that term is defined in
      ---
Section 7704 of the Code.

     "Qualified Transferee" means an "Accredited Investor" as defined in Rule
      --------------------
501 of Regulation D promulgated under the Securities Act.

     "Recapture Income" means any gain recognized by the Partnership (computed
      ----------------
without regard to any adjustment required by Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Redeeming Partner" has the meaning set forth in Section 8.6 hereof.
      -----------------

     "Redemption Amount" means either the Cash Amount or the REIT Shares Amount,
      -----------------
as determined by the General Partner, in its sole and absolute discretion.

     "Redemption Right" has the meaning set forth in Section 8.6 hereof.
      ----------------

     "Regulations" means the income tax regulations promulgated under the Code,
      -----------
as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Regulatory Allocations" has the meaning set forth in Section 1.G of
      ----------------------
Exhibit C.

     "REIT" means a real estate investment trust under Sections 856 through 860
      ----
of the Code.

     "REIT Share" means a share of common stock of APF.
      ----------

     "REIT Shares Amount" means a whole number of REIT Shares equal to the
      ------------------
product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor (rounded down to the nearest whole number in the event such product is not a whole number); provided that in the event APF at any time issues to all holders of REIT

Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), which rights have not expired pursuant to their terms, then the REIT Shares Amount thereafter shall also include such rights that a holder of that number of REIT Shares would be entitled to receive. A Redeeming Partner shall have no right, without the General Partner's consent, in its sole and absolute discretion, to receive the REIT Shares amount instead of the Cash Amount when the Redeeming Partner exercises its Redemption Right.

     "Residual Gain" or "Residual Loss" means any item of gain or loss, as the
      -------------      -------------
case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocable pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

     "SEC" means the United States Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
successor statute.

     "Share Option Plan" means any equity incentive plan of APF, the Partnership
      -----------------
and/or any Affiliate of the Partnership.

     "Specified Redemption Date" means the tenth (10th) Business Day after
      -------------------------
receipt by the General Partner of a Notice of Redemption, or, in the event that
Section 11.7.A below is applicable, the seventieth (70th) day (or if such date is not a Business Day, the first Business Day thereafter) after receipt by the General Partner of a Notice of Redemption, unless applicable law requires a later date. Notwithstanding the foregoing, if APF elects to pay all or any portion of the consideration to a Redeeming Partner in cash, the Specified Redemption Date may be extended for an additional period, not to exceed thirty
(30) Business Days, to the extent required for the APF Group to raise the funds required to pay the cash consideration to the Redeeming Partner.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

     "Substituted Limited Partner" means (i) a Person who is admitted as a
      ---------------------------
Limited Partner to the Partnership pursuant to Section 11.4 and (ii) the General Partner to the extent that it receives Partnership Units under Section 8.6.B.

     "Terminating Capital Transaction" means any sale or other disposition of
      -------------------------------
all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

     "Trading Day" means a day on which the principal national securities
      -----------
exchange on which the REIT Shares are listed or admitted to trading is open for the transaction of business or, if the REIT Shares are not listed or admitted to trading, means a Business Day.

     "Transaction" has the meaning set forth in Section 11.2.B. hereof.
      -----------

     "Unrealized Gain" attributable to any item of Partnership property means,
      ---------------
as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

     "Unrealized Loss" attributable to any item of Partnership property means,
      ---------------
as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

     "Valuation Date" means the date of receipt by the Partnership of a Notice
      --------------
of Redemption or, if such date is not a Business Day, the first Business Day thereafter; provided that in the event Section 11.7.A is applicable, the Valuation Date will be sixty (60) days (or if such date is not a Business Day, the first Business Day thereafter) following the receipt by the Partnership of a Notice of Redemption.

     "Value" means, with respect to a REIT Share, the average of the closing
      -----
price for the ten (10) consecutive Trading Days immediately preceding the Valuation Date. The closing price for each such Trading Day means the last sale price, regular way, on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices on that day, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the REIT Shares are not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the REIT Shares are listed or admitted to trading or, if the REIT Shares are not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use or, if the REIT Shares are not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the board of directors of APF making a market in the REIT Shares, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the REIT Shares as of such day, as determined by the board of directors of APF in its sole discretion. In the event APF issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares or any other property, then the Value of a REIT Share shall include the value of such rights, as determined by the board of directors of APF acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE 2
                             ORGANIZATIONAL MATTERS

     Section 2.1  Continuation of Partnership
                  ---------------------------

     The Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     Section 2.2  Name
                  ----

     The name of the Partnership is CNL APF Partners, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

     Section 2.3  Principal Office and Registered Agent
                  -------------------------------------

     The address of the principal office of the Partnership shall be located at 400 East South Street, Orlando, Florida 32801, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The registered agent for service of process on the Partnership in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or such other agent as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

     Section 2.4  Power of Attorney
                  -----------------

     A. Each Limited Partner hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

     (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to qualify or continue the existence or qualification of the Partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with the terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 4, 8, 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

     (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

     Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with
Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

     B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner and the transfer of all or any portion of such Limited Partner's Partnership Units and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

     Section 2.5  Term
                  ----

     The term of the Partnership commenced on May 19, 1998, the date the Certificate was filed with the Secretary of State of Delaware in accordance with the Act, and shall continue until December 31, 2099, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

                                   ARTICLE 3
                                    PURPOSE

     Section 3.1  Purpose and Business
                  --------------------

     The purpose and nature of the business to be conducted by the Partnership is to (i) conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, including, without limitation, to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds; (ii) enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or own interests in any entity engaged in any of the foregoing, and to exercise all of the powers of an owner in any such entity; and (iii) do anything necessary, appropriate, proper, advisable, desirable, convenient or incidental to the foregoing; provided, however, that such business shall be limited to and conducted in such a manner as to permit APF at all times to qualify as a REIT, unless APF voluntarily terminates its REIT status pursuant to its Articles of Incorporation. In connection with the foregoing, and without limiting the right of APF in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the current status of APF as a REIT inures to the benefit of all the Partners and not solely APF.

     Section 3.2  Powers
                  ------

     Subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, desirable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire and develop real property, and lease, sell, transfer or otherwise dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of APF to achieve or maintain qualification as a REIT, (ii) could subject APF to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over APF or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                   ARTICLE 4
                             CAPITAL CONTRIBUTIONS

     Section 4.1  Capital Contributions of the Partners
                  -------------------------------------

     A. The Partners have made Capital Contributions to the Partnership as set forth in the books of the Partnership. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement. The Partners shall own Partnership Units in the amounts set forth for each Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on a Partner's Percentage Interest. Except as provided in Sections 4.2 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

     B. The ownership of Partnership Units may be evidenced by such form of certificate as the General Partner may from time to time prescribe. Upon surrender to the General Partner of a certificate evidencing the ownership of Partnership Units, accompanied by proper evidence of authority to transfer, the General Partner shall cancel the old certificate, issue a new certificate to the Person entitled thereto and record the transaction upon its books. The General Partner may issue a new certificate or certificates in place of any certificate or certificates previously issued, which previously-issued certificate or certificates are alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate or certificates to be lost, stolen or destroyed. When issuing such new certificate or certificates, the General Partner may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or its legal representative, to give the Partnership a bond in such sum as the General Partner may direct as indemnity against any claim that may be made against the Partnership with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

     Section 4.2  Issuances of Additional Partnership Interests
                  ---------------------------------------------

     A. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a) the additional Partnership Interests are issued pursuant to Section 4.2.B, 4.3 or 4.5, (b)(1) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of APF other than pursuant to
Section 4.2.B, 4.3 or 4.5, which shares have designations, preferences and other rights such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2.A, and (2) APF (through the General Partner) shall make a Capital Contribution to the Partnership in an amount equal to the proceeds, if any, raised in con-nection with the issuance of such shares of APF, or (c) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

     B. After the Effective Date, APF shall not grant, award, or issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 8.6), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively "New Securities"), other than to all holders of REIT Shares unless (i) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of the New Securities, and (ii) APF (through the General Partner) contributes the net proceeds from the grant, award or issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership. Without limiting the foregoing, APF is expressly authorized to issue New Securities for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interests of APF and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise), and
(y) APF (through the General Partner) contributes all proceeds from such issuance and exercise to the Partnership.

     Section 4.3  Stock Incentive Plans.
                  ---------------------

     A.   Grants of REIT Shares.  If grants of REIT Shares are made in
          ---------------------
connection with a Share Option Plan,

     APF (through the General Partner) shall, as soon as practicable after such grant, transfer the net proceeds of the sale of such REIT Shares to the Partnership as an additional Capital Contribution in exchange for an amount of additional Partnership Units equal to the number of REIT Shares so sold divided by the Conversion Factor.

     B.   Exercise of Stock Options.  If stock options granted in connection
          -------------------------
with a Share Option Plan are exercised,:

     APF (through the General Partner) shall, as soon as practicable after such exercise, transfer an amount equal to the exercise price paid by the exercising party to the Partnership as an additional Capital Contribution in exchange for an amount of additional Partnership Units equal to the number of REIT Shares so sold divided by the Conversion Factor.

     Section 4.4  Other Equity Compensation Plans.
                  -------------------------------

     A. The Partnership may adopt a compensation plan for its employees, agents or consultants pursuant to which the Partnership may grant Limited Partner Interests (including Partnership Units, which Partnership Units shall enable the Limited Partner to participate in the Redemption Rights), or options to acquire Limited Partner Interests (including Partnership Units, which Partnership Units shall enable the Limited Partner to participate in the Redemption Rights), to one or more of its employees, agents or consultants upon such terms and conditions as may be deemed necessary or appropriate by the General Partner.

     B. Upon any admission of an employee, agent or consultant of the Partnership as an additional Limited Partner (an "Employee Limited Partner") pursuant to Section 4.4.A above, the Partnership Interest of the other Partners shall be diluted, on a pro rata basis, in proportion to their respective Partnership Interests, to reflect the admission of the Employee Limited Partner. The number of Partnership Units owned by the existing Partners and Assignees shall not be decreased in connection with any admission of an Employee Limited Partner.

     C. In addition to the compensation plans described in Sections 4.3 and 4.4.A hereof, the General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans or other incentive compensation plans (including, without limitation, plans granting REIT Shares or options to purchase REIT Shares, plans granting Partnership Interests (including Partnership Units) or options to purchase Partnership Interests (including Partnership Units), "phantom" equity plans or other plans in which compensation is tied to revenue or income amounts, or based on increases in the market value of equity ownership interests) for the benefit of employees, agents or consultants of any member of the APF Group, the Partnership, or any Affiliate of the foregoing in respect of services performed, directly or indirectly, for the benefit of the APF Group or the Partnership.

     Section 4.5  Contribution of Proceeds of Issuance of REIT Shares
                  ---------------------------------------------------

     In connection with the initial public offering of REIT Shares by APF, and any other offering of REIT Shares by APF, APF (through the General Partner) shall make a Capital Contribution to the Partnership of the proceeds raised in connection with such grant, award, or issuance in exchange for an amount of additional Partnership Units equal to the number of REIT Shares so granted, awarded or issued divided by the Conversion Factor; provided that if the proceeds actually received by APF are less than the gross proceeds of such grant, award, or issuance as a result of any underwriter's discount, commission, or fee or other expenses paid or incurred in connection with such grant, award, or issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed APF pursuant to Section 7.4.C for the amount of such underwriter's discount or other expenses.

     Section 4.6  No Preemptive Rights
                  --------------------

     No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

     Section 4.7  Other Contribution Provisions
                  -----------------------------

     If any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership.

     Section 4.8  No Interest on Capital
                  ----------------------

     No Partner shall be entitled to interest on its Capital Contribution or its Capital Account.

                                   ARTICLE 5
                                 DISTRIBUTIONS

     Section 5.1  Requirement and Characterization of Distributions
                  -------------------------------------------------

     The General Partner shall cause the Partnership to distribute at least quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period in accordance with their respective Partnership Units on such Partnership Record Date; provided that in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been redeemed. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with APF's qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

     Section 5.2  Amounts Withheld
                  ----------------

     All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner or the Limited Partners shall be treated as amounts distributed to the General Partner or Limited Partners pursuant to
Section 5.1 for all purposes under this Agreement.

     Section 5.3  Distributions In Kind
                  ---------------------

     The General Partner has the authority to make in-kind distributions of assets to the Partners. Any such distributions in kind shall be distributed among the Partners in the same manner as set forth in Section 5.1 with respect to Available Cash (provided that distributions in kind made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2). The General Partner shall determine the fair market value of any assets distributed in kind using such reasonable method of valuation as it may adopt.

     Section 5.4  Revisions to Reflect Issuance of Partnership Interests
                  ------------------------------------------------------

     If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article V and Exhibit A as it deems necessary to reflect the issuance of such additional Partnership Interests without the requirement of any other consents or approvals.

     Section 5.5  Distributions Upon Liquidation
                  ------------------------------

     Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 13.2.

                                   ARTICLE 6
                                  ALLOCATIONS

     Section 6.1  Allocations for Capital Account Purposes
                  ----------------------------------------

     For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

     A.  Net Income. After giving effect to the special allocations set forth in
Section 1 of Exhibit C, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Loss previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceeds Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Percentage Interests.

     B.  Net Loss. After giving effect to the special allocations set forth in
Section 1 of Exhibit C, Net Loss shall be allocated to the Partners in accordance with their respective Percentage Interests; provided that Net Loss shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Loss in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

     C. Allocation of Nonrecourse Debt. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-In Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

     D. Recapture Income. If any portion of gain from the sale of property is treated as Recapture Income, then such Recapture Income shall be allocated among the Partners in accordance with Regulations Sections 1.1245-1(e) and 1.1250-1(f).

     E. Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner under Section 4.2 hereof, the General Partner shall make such revisions to Sections 6.1.A and B above as it determines are necessary to reflect the issuance of such additional Partnership Interests.

                                   ARTICLE 7
                     MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 7.1  Management
                  ----------

     A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

     (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit APF (so long as APF elects to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit APF to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

     (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

     (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by
         Section 7.3 hereof);

     (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries), incurring debt on behalf of or guaranteeing the debt of another Person, and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries;

     (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

     (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

     (7) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partners or the Partnership, the lending of funds to other Persons (including, without limitation, any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;

     (8) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

     (9) the holding, management, investment and reinvestment of cash and other assets of the Partnership;

     (10) the collection and receipt of revenues and income of the Partnership;

     (11) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership, any division of the Partnership, or the General Partner), and of agents, outside attorneys, accountants, consultants and contractors of the General Partner, the Partnership or any division of the Partnership, and the determination of their compensation and other terms of employment or hiring;

     (12) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

     (13) the formation of, or acquisition of a debt or equity ownership interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, corporations, trusts or other entities that it deems desirable (including, with-out limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an investment from time to time);

     (14) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

     (15) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

     (16) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt;

     (17) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

     (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

     (19) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

     (20) the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under Section 8.6; and

     (21) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

     B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     C. At all times from and after the date hereof, the General Partner, at the expense of the Partnership, may or may not cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

     D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

     E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

     Section 7.2  Certificate of Limited Partnership
                  ----------------------------------

     The General Partner has previously filed the Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(2) hereof, the General Partner shall not be required before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

     Section 7.3  Restrictions on General Partner's Authority
                  -------------------------------------------

     A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written consent of all of the Partners (or such lower percentage of the Partners as may be specifically provided for under a provision of this Agreement or the Act).

     B. Except as provided in Article 13 hereof, the General Partner may not sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the consent of a majority of the Percentage Interests of the Limited Partners (including the Original Limited Partner and the General Partner in its capacity as a Limited Partner).

     Section 7.4  Reimbursement of the APF Group
                  ------------------------------

     A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

     B. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's organization, the ownership of its assets and its operations. The APF Group shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the operations of the General Partner and to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership, such as auditing expenses and filing fees); provided that, the amount of any such reimbursement shall be reduced by (i) any income received by the APF Group with respect to bank accounts or other instruments or accounts held by it as permitted in Section 7.5.A; and (ii) any amount derived by the APF Group from any investments in Partnership-Owned Entities permitted in Section 7.5.A. The Limited Partners acknowledge that the APF Group's sole business is the ownership of interests in and operation of the Partnership, and that all of the APF Group's operating expenses (including, without limitation, costs and expenses relating to the formation and continuity of existence of the APF Group, costs and expenses relating to the initial public offering of REIT Shares by APF and any other issuance or registration by APF of additional REIT Shares or rights, options, warrants, or convertible or exchangeable securities pursuant to Section 4.2 hereof, costs and expenses associated with compliance with the periodic reporting requirements and all other rules and regulations of the SEC or any other federal, state or local regulatory body, salaries payable to officers and employees of the APF Group, fees and expenses payable to directors of the APF Group, and all other operating or administrative costs of the APF Group) are incurred for the benefit of the Partnership and shall be reimbursed by the Partnership as provided above in this
Section 7.4.B. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3.C and as a result of indemnification pursuant to Section 7.7. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the APF Group.

     C. The APF Group shall also be reimbursed for all expenses it incurs relating to any issuance of Partnership Interests, REIT Shares, debt of the Partnership or APF or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

     D. If APF exercises its rights under the Articles of Incorporation to purchase REIT Shares or otherwise elects to purchase from its shareholders REIT Shares in connection with a share repurchase or similar program or for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by APF, any employee equity purchase plan adopted by APF or any similar obligation or arrangement undertaken by APF in the future, the purchase price paid by APF for those REIT Shares and any other expenses incurred by APF in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursable to APF, subject to the conditions that: (i) if those REIT Shares subsequently are to be sold by APF, APF (through the General Partner) shall pay to the Partnership any proceeds received by APF for those REIT Shares (provided that a transfer of REIT Shares for Partnership Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by APF within thirty (30) days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole Partnership Unit) held by the General Partner equal to the product attained by multiplying the number of those REIT Shares by a fraction, the numerator of which is one (1) and the denominator of which is the Conversion Factor.

     E.  If and to the extent any reimbursement made pursuant to this Section
7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners' Capital Accounts.

     Section 7.5  Outside Activities of the APF Group
                  -----------------------------------

     A. Without the consent of a majority of the Percentage Interests of the Limited Partners (including the Original Limited Partner and the General Partner in its capacity as a Limited Partner), the APF Group shall not directly or indirectly enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests and the management of the business of the Partnership, and such activities as are incidental thereto. The General Partner shall not incur any debts other than (i) debt of the Partnership for which it may be liable in its capacity as General Partner of the Partnership, (ii) indebtedness for borrowed money the proceeds from which borrowing are loaned to the Partnership on the same terms and conditions as the borrowing by the General Partner and (iii) borrowings to invest in Partnership-Owned Entities. The assets of the APF Group shall be limited to the Partnership Interests so that the REIT Shares and Partnership Units are substantially fungible. Notwithstanding the foregoing, the APF Group may (i) own such bank accounts or similar instruments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Articles of Incorporation, (ii) acquire (either directly or through one or more subsidiary corporations or other entities) ownership interests in Partnership-Owned Entities, to the extent the General Partner determines that such ownership is necessary or appropriate to further the business objectives of the Partnership, and (iii) incur indebtedness (including without limitation a loan from the Partnership or from any other Person) in connection with its investment (either directly or through one or more subsidiary corporations or other entities) in a Partnership-Owned Entity.

     B. If the Partnership or APF acquires REIT Shares as a result of the forfeiture of such REIT Shares under a restricted or similar share plan, then the General Partner shall cause the Partnership to cancel that number of Partnership Units equal to the number of REIT Shares so acquired, and, if the Partnership acquires such REIT Shares, it shall transfer such REIT Shares to APF for cancellation.

     Section 7.6  Contracts with Affiliates
                  -------------------------

     A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity or debt investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

     B. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

     C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

     D. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

     E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement, noncompetition agreement or other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

     Section 7.7  Indemnification
                  ---------------

     A. The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Partnership or the General Partner or the operation of, or the ownership of property by either of them as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendre or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section
7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

     B. Reasonable expenses expected to be incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

     D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     E. The losses, claims, damages, liabilities, joint or several, expenses, judgments, fines, settlements, and other amounts referred to in Section 7.7.A shall include losses, claims, damages, liabilities, joint or several, expenses, judgments, fines, settlements, and other amounts arising under applicable law with respect to an employee benefit plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7.

     F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies to the provisions set forth in this Agreement.

     H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 7.8  Liability of the General Partner
                  --------------------------------

     A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

     B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the shareholders of APF collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

     C.  Subject to its obligations and duties as General Partner set forth in
Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon its hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

     D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 7.9  Other Matters Concerning the General Partner
                  --------------------------------------------

     A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

     D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of APF to continue to qualify as a REIT or (ii) to allow APF to avoid incurring liability for any taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     E. If and so long as the Partnership Interests of "benefit plan investors" are "significant" (as such term or terms succeeding thereto with the same objective are used in 29 C.F.R. Section 2510.3-101(f) (such regulation or successor regulation being known as the "Plan Assets Regulation")), or if necessary so that the underlying assets of the General Partner will not be "plan assets" (as such term is defined in the Plan Assets Regulation) of any ERISA Partner, then the General Partner shall conduct the affairs of the Partnership in such manner so that the Partnership shall qualify as a "real estate operating company" ("REOC"), as that term is used in the Plan Assets Regulation, and so that the assets of the Partnership will not be plan assets of any ERISA Partner.

     (1) If the General Partner, pursuant to this Section 7.9.E, intends to conduct the affairs of the Partnership as a REOC, the General Partner shall deliver to each ERISA Partner an opinion of counsel reasonably acceptable to each ERISA Partner and upon which such ERISA Partner may rely with respect to the Partnership's REOC status as of the "initial valuation date" and, if requested in writing by an ERISA Partner, as of each "annual valuation period" (as those terms, or terms succeeding thereto with the same objective, are defined in the Plan Assets Regulation). Such opinion of counsel shall state (A) as to the opinion respecting the "initial valuation date," that the Partnership shall qualify as a REOC for the period beginning on such "initial valuation date" and ending on the last day of the first "annual valuation period," and (b) as to each annual opinion respecting each "annual valuation period," that the Partnership shall qualify as a REOC for the 12-month period following the last day of such "annual valuation period." Such opinion of counsel may rely upon, among other things, a certificate of the General Partner as to the exercise of management rights with respect to one or more investments (other than short-term investments pending long-term commitment or distribution to investors) during the appropriate period, and as to a description of such investments, and also shall state whether the Partnership has included in a certification to the opinion a statement to the effect that on such "initial valuation date" or during such "annual valuation period" at least fifty percent (50%) of Partnership assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, were invested in real estate investments as described in the Plan Assets Regulation.

     (2) If the opinion described in this subsection is not provided in the affirmative, or if any ERISA Partner shall obtain and deliver to the General Partner an opinion of counsel to such ERISA Partner (which opinion shall be reasonably satisfactory to the General Partner) that there is a reasonable probability that the Partnership was not or will not be a REOC for a period in which either (i) participation by benefit plan investors in the Partnership is significant, or (ii) REOC status is necessary so that the underlying assets of the General Partner will not be plan assets and the General Partner does not obtain an opinion to the contrary reasonably acceptable to each such ERISA Partner within fifteen (15) days of its receipt of the opinion delivered by the ERISA Partner (it being understood that the existence or reaffirmation of the opinion delivered by the ERISA Partner to the General Partner shall not constitute the sole basis of any ERISA Partner's determination that the opinion delivered within fifteen (15) days by the General Partner is not reasonably satisfactory), then the General Partner is hereby authorized and empowered to take such actions as it deems necessary and appropriate to mitigate, prevent, or cure such adverse consequences as might result to an ERISA Partner from the underlying assets of the Partnership being assets of an ERISA Partner or the underlying assets of the General Partner being assets of any ERISA Partner.

     Section 7.10 Title to Partnership Assets
                  ---------------------------

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     Section 7.11 Reliance by Third Parties
                  -------------------------

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE 8
                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     Section 8.1  Limitation of Liability
                  -----------------------

     The Limited Partners (other than the General Partner in its capacity as such) shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

     Section 8.2  Management of Business
                  ----------------------

     No Limited Partner (other than the General Partner or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners (other than the General Partner in its capacity as such) under this Agreement.

     Section 8.3  Outside Activities of Limited Partners
                  --------------------------------------

     Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person other than the APF Group, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

     Section 8.4  Return of Capital
                  -----------------

     Except pursuant to the Redemption Right set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution or Capital Account, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit C hereof or as permitted by
Section 4.2, or otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

     Section 8.5  Rights of Limited Partners Relating to the Partnership
                  ------------------------------------------------------

     A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time):

     (1) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed;

     (2) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner;

     (3) to inspect and copy, promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each Partnership Year; and

     (4) to inspect and copy a current list of the name and last known business, residence or mailing address of each Partner.

     B. The Partnership shall notify each Limited Partner, upon request, of the then current Conversion Factor and any change therein.

     C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

     Section 8.6  Redemption Right
                  ----------------

     A.   Subject to the limitations set forth herein and in Section 8.6.B,
Section 8.6.C and Section 11.7 below, on or after the Effective Date, each Limited Partner shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units owned by such Limited Partner (a "Redeeming Partner") at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to APF) by the Redeeming Partner, accompanied by any certificate or certificates evidencing the Partnership Units to be exchanged; provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if APF elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.6.B below. In addition to the restrictions on redemption set forth in Section 11.7 below, a Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Limited Partner. No Redeeming Partner shall have any right with respect to any Partnership Units so exchanged to receive any distributions paid after the Specified Redemption Date.

     B. Notwithstanding the provisions of Section 8.6.A above, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to APF, and APF may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either (i) an amount of cash equal to the Cash Amount, (ii) a number of REIT Shares equal to the REIT Shares Amount, or (iii) any combination of (i) or (ii) above, with the decision as to the type of consideration to be given to the Redeeming Partner to be made by APF, in its sole and absolute discretion, whereupon APF shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall transfer the Partnership Units to the General Partner which shall be treated for all purposes of this Agreement as the owner of (and a Substituted Limited Partner with respect to) such Partnership Units. If APF shall elect to exercise its right to pur-chase Partnership Units under this Section 8.6.B with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five (5) Business Days after the receipt by APF of such Notice of Redemption. If APF elects to pay all or any portion of the consideration to a Redeeming Partner in cash, APF agrees to use its best efforts to raise any required funds as quickly as possible after receipt by APF of the Notice of Redemption. Unless APF (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Redeeming Partner pursuant to this Section 8.6.B, APF shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event APF shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right in the manner described in this Section 8.6.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and APF, as the case may be, shall treat the transaction between APF and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to APF. Each Redeeming Partner agrees to execute such documents as the General Partner and APF may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

     C. Notwithstanding anything to the contrary contained in Sections 8.6.A and 8.6.B above, to the extent that the delivery of REIT Shares to a Redeeming Partner pursuant to Section 8.6.B above would cause the Redeeming Partner to violate the applicable "Ownership Limit" or the "Existing Holder Limit" set forth in the Articles of Incorporation, would otherwise violate the "Ownership and Transfer Limitations" set forth in Section 5.5(ii) of the Articles of Incorporation, or would create a condition in which some or all such REIT Shares would be "Excess Shares" under the Articles of Incorporation, APF shall be entitled to exercise its rights under Section 8.6.B above, provided that in such event APF may not deliver REIT Shares to such Redeeming Partner but may, in its sole and absolute discretion, elect to either (1) pay the consideration to the Redeeming Partner in the form of the Cash Amount, or (2) refuse, in whole or in part, to accept the Notice of Redemption. In addition, notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Partner shall not be entitled to exercise the Redemption Right if (but only as long as) the delivery of REIT Shares to such Partner on the Specified Redemption Date would be prohibited under applicable federal or state securities laws or regulations.

     D. Each Limited Partner covenants and agrees with APF that all Partnership Units delivered for exchange shall be delivered to APF free and clear of all Liens and, notwithstanding anything herein contained to the contrary, APF shall not be under any obligation to acquire Partnership Units which are or may be subject to any Liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

     E. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Redemption Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

     F. If the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Partnership Interests, including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests. Such restrictions may include, but are not limited to, setting a date before which an Additional Partner is not permitted to exercise its Redemption Right.

     Section 8.7    Covenants Relating to the Redemption Rights
                    -------------------------------------------

     A. APF shall at all times reserve for issuance such number of REIT Shares as may be necessary to enable it to issue such REIT Shares in full satisfaction of the Redemption Rights with respect to all Partnership Units of the Limited Partners which are from time to time outstanding.

     B. As long as APF shall be obligated to file periodic reports under the Exchange Act, APF shall use its best efforts to file such reports in such manner as shall enable any recipient of REIT Shares issued pursuant to Section 8.6 in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 as promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

                                   ARTICLE 9
                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

     Section 9.1    Records and Accounting
                    ----------------------

     The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micro graphics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax purposes, on an accrual basis in accordance with generally accepted accounting principles, or other such basis as the General Partner determines to be necessary or appropriate.

     Section 9.2    Fiscal Year
                    -----------

     The fiscal year of the Partnership shall be the calendar year.

     Section 9.3    Reports
                    -------

     A.   As soon as practicable, but in no event later than one hundred twenty
(120) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership for such Partnership Year, or of the APF Group if such statements are prepared solely on a consolidated basis with the APF Group, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

     B. As soon as practicable, but in no event later than seventy-five (75) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements of the Partnership as of the last day of the calendar quarter, or of the APF Group if such statements are prepared solely on a consolidated basis with the APF Group, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                  ARTICLE 10
                                  TAX MATTERS

     Section 10.1   Preparation of Tax Returns
                    --------------------------

     The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information required by Limited Partners for federal and state income tax reporting purposes.

     Section 10.2   Tax Elections
                    -------------

     Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

     Section 10.3   Tax Matters Partner
                    -------------------

     A. The General Partner shall be the tax matters partner of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners.

     B.   The tax matters partner is authorized, but not required:

     (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a tax audit and such judicial proceedings being referred to as judicial review), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a notice partner (as defined in Section 6231(a)(8) of the Code) or a member of a notice group (as defined in Section 6223(b)(2) of the Code);

     (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a final adjustment) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

     (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

     (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

     (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account by a Partner for tax purposes, or an item affected by such item; and

     (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

     C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

     Section 10.4   Organizational Expenses
                    -----------------------

     The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in
Section 709 of the Code.

     Section 10.5   Withholding
                    -----------

     Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                  ARTICLE 11
                           TRANSFERS AND WITHDRAWALS

     Section 11.1   Transfer
                    --------

     A. The term "transfer," when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner (including the General Partner in its capacity as a Limited Partner) purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this
Article 11 does not include any redemption or repurchase of Partnership Units by the Partnership from a Partner or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6 or otherwise. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

     B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

     Section 11.2   Transfer of Partnership Interests of General Partner and
                    --------------------------------------------------------
Original Limited Partner
------------------------

     A. The General Partner may not transfer any of its Partnership Interest or withdraw as General Partner except in accordance with a transaction described in Section 11.2.B, 11.2.C or 11.2.D.

     B. Except as provided in Sections 11.2.C and 11.2.D, after the Effective Date, APF shall not engage in any merger (including a triangular merger), consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Transaction"), unless the Transaction either: (1) has been approved by the consent of the Partners holding at least a majority of the then outstanding Partnership Units (including any Partnership Units held by the General Partner and the Original Limited Partner) and in connection with which all Limited Partners either will receive, or will have the right to elect to receive (either directly or through the receipt of partnership interests or similar securities that are redeemable or convertible into such amount of cash, securities or other property (or the cash equivalent thereof)), for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor multiplied by the greatest amount of cash, securities or other property (or the cash equivalent thereof) paid to a holder of REIT Shares corresponding to such Partnership Unit in consideration of one (1) such REIT Share at any time during the period from and after the date on which the Transaction is consummated; provided that, if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT

Shares, each holder of Partnership Units shall receive (either directly or through the receipt of partnership interests or similar securities that are redeemable or convertible into such amount of cash, securities or other property (or the cash equivalent thereof)) the greatest amount of cash, securities, or other property (or the cash equivalent thereof) which such holder would have received had it exercised the Redemption Right and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer; or (2) provides that the Partnership shall continue as a separate entity and grants to the Limited Partners redemption rights with respect to the ownership interests in the new entity that are substantially equivalent to the Redemption Rights provided for in Section 8.6.

     C. Notwithstanding Section 11.2.B, APF may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than Partnership Units held by APF, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value, as reasonably determined by the General Partner, equal to the Net Asset Value of the assets so contributed.

     D. APF shall not transfer (other than to a member of the APF Group) all or any portion of its ownership interest in the General Partner or the Original Limited Partner; provided, however, that APF may liquidate the General Partner or the Original Limited Partner.

     Section 11.3   Transfer of Partnership Interests of Limited Partners
                    -----------------------------------------------------
(Other Than Limited Partnership Interests of the General Partner and the
------------------------------------------------------------------------
Original Limited Partner)
-------------------------

     A. Subject in all events to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, 11.3.F, and 11.7, a Limited Partner (other than the Original Limited Partner and the General Partner in its capacity as a Limited Partner, which shall be governed by Section 11.2) may transfer all or any portion of its Partnership Interest as follows:

     (1) Any Limited Partner may, at any time, without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to (i) any General Partner, (ii) an Affiliate, another Limited Partner or an Immediate Family member (or a trust for the benefit of one or more Immediate Family members), subject to the provisions of Section 11.6, and (iii) a trust for the benefit of a charitable beneficiary or a charitable foundation, subject to the provisions of Section 11.6.

     (2) Any Limited Partner may transfer all or any portion of its Partnership Interest other than in accordance with (1) above provided that such Limited Partner shall give prior written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Interest. The General Partner shall have ten (10) days upon which to give the transferring Partner notice of its election to acquire the Partnership Interest on the proposed terms. If it so elects, it shall purchase the Partnership Interest on such terms within ten (10) days after giving notice of such election. If it does not so elect, the transferring Partner may transfer such Partnership Interest to a third party (provided that such third party is a Qualified Transferee), on economic terms no more favorable to the transferee than the proposed terms.

It is a condition to any transfer otherwise permitted hereunder, that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Articles of Incorporation. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substitute Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than the rights of an Assignee as provided in
Section 11.5.

     B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

     C. The General Partner may, in its sole discretion, prohibit a transfer of Partnership Units by a Limited Partner unless it receives (i) a written opinion of legal counsel to such Limited Partner (which opinion and counsel shall be reasonably satisfactory to the Partnership) that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal, state or foreign securities laws or regulations applicable to the Partnership or the Partnership Unit, or (ii) at the option of the Partnership, an opinion of legal counsel to the Partnership.

     D. The General Partner may, in its sole discretion, prohibit a transfer of a Partnership Interest by a Limited Partner if in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes, or would result in a termination of the Partnership for federal income tax purposes. In addition, no transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of APF to continue to qualify as a REIT or subject APF to any additional taxes under Section 857 or Section 4981 of the Code, or (ii) such transfer is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code.

     E. No transfer by a Limited Partner of its Partnership Interest may be made (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest, (ii) in violation of any provision of any mortgage or trust deed (or the note or bond secured thereby) constituting a Lien against an asset of the Partnership, (iii) in violation of applicable law, or (iv) if such trans-fer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor regulations section 2510.2-101. The General Partner may require a Limited Partner to obtain advance approval of a transfer of its Partnership Interest if the General Partner reasonably determines that this is necessary to avoid such adverse consequences.

     F. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, which consent may be granted or withheld by the General Partner in its sole and absolute discretion.

     Section 11.4   Substituted Limited Partners
                    ----------------------------

     A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place without the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

     B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including, without limitation, the provisions of Section 2.4) and such other documents or instruments as may be required to effect the admission.

     C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

     Section 11.5   Assignees
                    ---------

     If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Loss, Recapture Income, and any other items of gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee (and shall be subject to the provisions of Section 10.5 hereof relating to any such allocations of tax items) and shall be entitled to exercise the Redemption Rights with respect to such Partnership Units in accordance with the terms and conditions of Section 8.6, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by the Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

     Section 11.6   General Provisions
                    ------------------

     A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Interest in accordance with this Article 11 or pursuant to an exchange of all of its Partnership Units under Section 8.6.

     B. Any Limited Partner who shall transfer all of its Partnership Units in a permitted transfer pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all assignees of such Partnership Units as Substituted Limited Partners. Similarly, any Limited Partner who shall transfer all of his Partnership Units pursuant to an exchange of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

     C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

     D. If any Partnership Interest is transferred in compliance with the provisions of this Article 11 or exchanged pursuant to Section 8.6, on any day other than the first day of a Partnership Year, then Net Income, Net Loss, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Loss and each item thereof for such Partnership Year shall be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which a transfer occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which an exchange occurs shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer or exchange shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner or the General Partner, as the case may be.

     Section 11.7   Restrictions to Prevent Treatment as a PTP
                    ------------------------------------------

     A. If at any time during the Partnership Year the number of Partners (as determined by the General Partner in its sole discretion in accordance with Regulations Section 1.7704-1(h)(3)) has exceeded one hundred (100) (or if the General Partner reasonably anticipates that the number of Partners will exceed one hundred (100) during the Partnership Year), and if a Partner wishes to exercise its Redemption Right, the Redeeming Partner must provide to the General Partner written notice of its intent to exercise the Redemption Right at least sixty (60) days prior to exercising such rights. Subject to Section 11.7.B below, the Valuation Date shall be sixty (60) days following the receipt of such written notice by the General Partner (or, if such date is not a Business Day, the Valuation Date shall be the first Business Day thereafter). The Specified Redemption Date shall occur ten (10) days after the Valuation Date (or, if such date is not a Business Day, the Specified Redemption Date shall be the first Business Day thereafter). This restriction is intended to comply with the redemption and repurchase agreement safe harbor as set forth in Regulations Section 1.7704-1(f) and shall be interpreted consistently therewith.

     B. If at any time during the Partnership Year the number of Partners (as determined by the General Partner in its sole discretion in accordance with Regulations Section 1.7704-1(h)(3)) has exceeded one hundred (100) (or if the General Partner reasonably anticipates that the number of Partners will exceed one hundred (100) during the Partnership Year), and if the sum of the interests in capital and profits transferred during the Partnership Year (other than Private Transfers) is equal to or exceeds ten percent (10%) of the total interests in capital or profits (excluding the interests held by the APF Group) in the Partnership, no Partner may exercise its Redemption Right. This restriction is intended to comply with the redemption and repurchase agreement safe harbor as set forth in Regulations Section 1.7704-1(f) and shall be interpreted consistently therewith.

     C. Notwithstanding anything in Sections 11.7.A and 11.7.B to the contrary, the General Partner may, in its sole and absolute discretion, permit Private Transfers at any time.

     D. Notwithstanding anything in this Agreement to the contrary, the General Partner may, in its sole and absolute discretion and regardless of the number of Partners in the Partnership, take any action (including imposing any restriction on transfers and redemptions) which the General Partner reasonably believes is necessary to prevent the Partnership from being treated as a PTP.

                                  ARTICLE 12
                             ADMISSION OF PARTNERS

     Section 12.1   Admission of Successor General Partner
                    --------------------------------------

     A successor to all of the General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

     Section 12.2   Admission of Additional Limited Partners
                    ----------------------------------------

     A. After the admission to the Partnership of the Original Limited Partner and the General Partner (in its capacity as a Limited Partner), a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

     B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

     C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Loss, each item thereof and all other items allocable among Partners for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Loss and each item thereof for such Partnership Year shall be prorated based on the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners including such Additional Limited Partner.

     Section 12.3   Amendment of Agreement and Certificate of Limited
                    -------------------------------------------------
Partnership
-----------

     For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practicable an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

                                  ARTICLE 13
                   DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 13.1   Dissolution
                    -----------

     Except as set forth in this Article 13, no Partner shall have the right to dissolve the Partnership. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

     A.   the expiration of its term as provided in Section 2.5 hereof;

     B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority of the Percentage Interests of the Limited Partners (including the Original Limited Partner and the General Partner in its capacity as a Limited Partner) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

     C. an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion after December 31, 2049;

     D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

     E. the sale of all or substantially all of the assets and properties of the Partnership; or

     F. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankruptcy or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment, a majority of the Percentage Interests of the Limited Partners (including the Original Limited Partner and the General Partner in its capacity as a Limited Partner) of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date prior to the date of such order or judgment, of a substituted General Partner.

     Section 13.2   Winding-Up
                    ----------

     A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in APF) shall be applied and distributed in the following order:

     (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

     (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

     (3) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

     B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

     (1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

     (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

     Section 13.3   Compliance with Timing Requirements of Regulations
                    --------------------------------------------------

     In the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

     Section 13.4   Deemed Contribution and Distribution
                    ------------------------------------

     Notwithstanding any other provision of this Article 13, in the event the Partnership is considered liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership. Immediately thereafter, the Partnership shall be deemed to have liquidated by distributing interests in the new partnership to the Partners (including the transferee of a Partnership Interest).

     Section 13.5   Rights of Limited Partners
                    --------------------------

     Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

     Section 13.6   Notice of Dissolution
                    ---------------------

     In the event a Liquidating Event occurs or an event occurs that would, absent an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within sixty (60) days thereafter, provide written notice thereof to each of the Partners.

     Section 13.7   Termination of Partnership and Cancellation of Certificate
                    ----------------------------------------------------------
of Limited Partnership
----------------------

     Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

     Section 13.8   Reasonable Time for Winding-Up
                    ------------------------------

     A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

     Section 13.9   Waiver of Partition
                    -------------------

     Each Partner hereby waives any right to partition of the Partnership property.

     Section 13.10  Liability of the Liquidator
                    ---------------------------

     The Liquidator shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of:

     (1) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement; or

     (2)  the proven willful misconduct or gross negligence of the Liquidator.

                                  ARTICLE 14
                 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

     Section 14.1   Amendments
                    ----------

     A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Percentage Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen
(15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment thereto if it is approved by the General Partner and it receives the consent of holders of a majority of the outstanding Partnership Units (including Partnership Units held by the General Partner and the Original Limited Partner). Any action requiring the consent of the holders of a majority of the outstanding Partnership Units shall be deemed to be approved if approved by the requisite holders even though notice has not been given to all holders.

     B. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

     (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

     (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

     (3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2.A hereof;

     (4) to reflect a change that does not adversely affect any of the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

     (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.

     C. Notwithstanding Sections 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Section 14.1.B(3) or (4) and paragraph 1.E of Exhibit B hereof) in a manner adverse to such Partner, (iv) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, or (v) amend this Section 14.1.C. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3 without the consent specified in that section.

     D. Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not amend Sections 4.2.A, 7.6, 11.2 or 14.2 without the consent of a majority of the Percentage Interests of the Limited Partners (including the Original Limited Partner and the General Partner in its capacity as a Limited Partner).

     Section 14.2   Meetings of the Partners
                    ------------------------

     A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Percentage Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of the Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1.A hereof. Except as otherwise expressly provided in this Agreement, the consent of holders of a majority of the outstanding Partnership Units (including Partnership Units held by the General Partner and the Original Limited Partner) shall control.

     B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of a majority of the outstanding Partnership Units (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the holders of a majority of the outstanding Partnership Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     C. Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of or written notice such revocation from the Limited Partner executing such proxy.

     D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of APF and may be held at the same time as, and as part of, meetings of the shareholders of APF.

                                  ARTICLE 15
                    PARTNER REPRESENTATIONS AND WARRANTIES

     Section 15.1   Representations and Warranties.
                    ------------------------------

     A. Each Partner represents and warrants severally and not jointly, and solely on behalf of itself, to the Partnership and the other Partners as follows:

     (1)  Organization.  If such Partner is not a natural person, such
          ------------
          Partner is duly formed and validly existing and is qualified to do business and in good standing in the jurisdictions in which it does business.

     (2)  Due Authorization; Binding Agreement.  This Agreement has been duly
          ------------------------------------
          executed and delivered by such Partner, or an authorized representative of such Partner, and constitutes a legal, valid and binding obligation of such Partner, enforceable against such Partner in accordance with the terms hereof.

     (3)  Consents and Approvals.  No consent, waiver, approval or authorization
          ----------------------
          of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by such Partner in connection with the execution, delivery and performance of this Agreement other than consents, waivers, approvals or authorizations which have been obtained prior to the date hereof.

     (4)  No Conflict with Other Documents or Violation of Law.  The execution
          ----------------------------------------------------
          of this Agreement by such Partner and such Partner's performance of the transactions contemplated herein will not violate any document, instrument, agreement, stipulation, judgment, order, or any applicable federal, state or local law, ordinance or regulation to which such Partner is a party or by which such Partner is bound.

     B. Each Limited Partner represents and warrants that its Limited Partner Interest is being acquired for its own account and not with a view to the distribution or other sale thereof, except in a transaction which is exempt from registration under the Securities Act or registered thereunder. Any distribution or other sale of the Limited Partner Interest of such Limited Partner shall be subject to the provisions of Section 11.3 hereof. Such Limited Partner further represents and warrants to the Partnership and the other Partners that such Limited Partner is an "Accredited Investor" as defined pursuant to Rule 501 of Regulation D of the Securities Act.

                                  ARTICLE 16
                              GENERAL PROVISIONS

     Section 16.1   Addresses and Notice
                    --------------------

     All notices, requests, demands and other communications hereunder to a Partner shall be in writing and shall be deemed to have been duly given if delivered by hand or if sent by certified mail, return receipt requested, properly addressed and postage prepaid, or transmitted by commercial overnight courier to the Partner at the address set forth in Exhibit A or at such other address as the Partner shall notify the General Partner in writing. Such communications shall be deemed sufficiently given, served, sent or received for all purposes at such time as delivered to the addressee (with the return receipt or delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     Section 16.2   Titles and Captions
                    -------------------

     All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, (i) references to Articles and Sections are to Articles and Sections of this Agreement, and (ii) references to Exhibits are to the Exhibits attached to this Agreement. Each Exhibit attached hereto and referred to herein is hereby incorporated by reference.

     Section 16.3   Pronouns and Plurals
                    --------------------

     Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 16.4   Further Action
                    --------------

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 16.5   Binding Effect
                    --------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 16.6   Creditors
                    ---------

     Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     Section 16.7   Waiver
                    ------

     No failure by any party to insist upon the strict performances of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     Section 16.8   Counterparts
                    ------------

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     Section 16.9   Applicable Law
                    --------------

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     Section 16.10  Invalidity of Provisions
                    ------------------------

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 16.11  Entire Agreement
                    ----------------

     This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and any other prior written or oral understandings or agreements among them with respect thereto.

     Section 16.12  Guaranty by APF
                    ---------------

     APF unconditionally and irrevocably guarantees to the Limited Partners the performance by the General Partner of the obligations of the General Partner under this Agreement. This guaranty is exclusively for the benefit of the Limited Partners and shall not extend to the benefit of any creditor of the Partnership.

     Section 16.13  No Rights As Shareholders
                    -------------------------

     Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of APF, including, without limitation, any right to receive dividends or other distributions made to shareholders of APF or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of board members of APF or any other matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.



                              GENERAL PARTNER:


                              CNL APF GP Corp.



                              /s/ Curtis B. McWilliams
                              --------------------------------------
                              By: Curtis B. McWilliams
                              Its: President



                              LIMITED PARTNERS:


                              CNL APF GP Corp.



                              /s/ Curtis B. McWilliams
                              --------------------------------------
                              By: Curtis B. McWilliams
                              Its: President



                              CNL APF LP Corp.



                              /s/ Curtis B. McWilliams
                              --------------------------------------
                              By: Curtis B. McWilliams
                              Its: President

The undersigned, on its own behalf and in its capacity as the sole shareholder of the General Partner and the Original Limited Partner hereby (1) agrees to all of the restrictions imposed on it, the General Partner and the Original Limited Partner in the Agreement (including, without limitation, the restrictions under Article IV and Sections 7.4.D, 7.5 and 11.2 of the Agreement), and (2) accepts all of the obligations imposed on it, the General Partner and the Original Limited Partner in the Agreement (including, without limitation, its obligations pursuant to Sections 8.6 and 8.7 and the guaranty obligation contained in
Section 16.12 of the Agreement).

                              CNL AMERICAN PROPERTIES FUND, INC.



                              /s/ Curtis B. McWilliams
                              -------------------------------------
                              By: Curtis B. McWilliams
                              Its: President

                                   EXHIBIT A
                      PARTNERS, PERCENTAGE INTERESTS AND
                               PARTNERSHIP UNITS


          Name and             Percentage      Partnership
     Address of Partner         Interest          Units
     ------------------        ---------       -----------

General Partner:
----------------

CNL APF GP Corp.                  1%               1
400 East South Street
Orlando, FL  32801

Limited Partners:
-----------------
CNL APF GP Corp.                 19%              19
400 East South Street
Orlando, FL  32801

CNL APF LP Corp.                 80%              80
400 East South Street
Orlando, FL  32801

                                   EXHIBIT B
                          CAPITAL ACCOUNT MAINTENANCE


1.   Capital Accounts of the Partners
     --------------------------------

     A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or
                  ---------
Net Asset Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.
                                                               ---------

     B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

     (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m).

     (2) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

     (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

     (4) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

     (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

     (6) Any items specially allocated under Section 2 of Exhibit C hereof shall not be taken into account.

     C. A transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

     D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in
          Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

          (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

          (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of such Partnership property and allocated pursuant to Section 6.1 of the Agreement.

          (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

     E. The provisions of this Agreement (including this Exhibit B and the other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article 14 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to
Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                                   EXHIBIT C
                           SPECIAL ALLOCATION RULES


1.   Special Allocation Rules
     ------------------------

     Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

     A.   Minimum Gain Chargeback.  Notwithstanding the provisions of Section
          -----------------------
6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in the Partnership Minimum Gain during any Partnership Year (except as a result of certain conversions and refinancings of Partnership indebtedness, certain Capital Contributions, or certain revaluations of the Partnership property as further described in Regulations Sections 1.704-2(d)(4), 1.704-2(f)(2) or 1.704-2(f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section
6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

     B.   Partner Minimum Gain Chargeback.  Notwithstanding any other provision
          -------------------------------
of Section 6.1 of the Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year (except as a result of certain conversions and refinancings of Partnership indebtedness, certain Capital Contributions, or certain revaluations of the Partnership property as further described in Regulations Sections 1.704-2(i)(3) and 1.704-2(i)(4)), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Sections of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this
Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.

     C.   Qualified Income Offset.  In the event any Partner unexpectedly
          -----------------------
receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-
1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a qualified income offset under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     D.   Nonrecourse Deductions.  Nonrecourse Deductions for any Partnership
          ----------------------
Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

     E.   Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions
          ------------------------------
for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

     F.   Code Section 754 Adjustments.  To the extent an adjustment to the
          ----------------------------
adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     G.   Curative Allocations.  The allocations set forth in Section 1.C of
          --------------------
this Exhibit C (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations promulgated under Section 704 of the Code. The Regulatory Allocations shall be taken into account in allocating Net Income, Net Loss and other items of income, gain, loss and deduction to each Partner so that, to the extent possible, and to the extent permitted by the Regulations, the cumulative allocations of Net Income, Net Loss and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not been made.

2.   Allocations for Tax Purposes
     ----------------------------

     A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

          (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the Gross Asset Value of such property and its adjusted basis at the time of contribution; and

               (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of book gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

          (2)  (a)  In the case of an Adjusted Property, such items shall:

                    (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B, and

                    (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

               (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of book gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

          (3) all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of book gain or loss is allocated pursuant to
               Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     C. For purposes of Sections 2.B(1) (a) and 2.B(2) (a) of this Exhibit C, the General Partner shall have the authority, in its sole and absolute discretion, to elect the method to be used under Regulations Section 1.704-3 to take into account the variation between the fair market value and the adjusted tax basis of a Contributed Property or Adjusted Property.

                                   EXHIBIT D
                             NOTICE OF REDEMPTION

     The undersigned hereby irrevocably (i) presents for redemption ______ units of limited partnership interest ("Partnership Units") in CNL APF Partners, LP (the "Partnership") in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of CNL APF Partners, LP and the "Redemption Right" referred to in Section 8.6 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) surrenders herewith any certificate or other writing evidencing the Partnership Units (and requests that any Partnership Units so evidenced that are not redeemed be evidenced by the issuance of a new certificate or writing) and (iv) directs that the "Cash Amount" or "REIT Shares Amount" (as determined by APF), as defined in the Agreement, deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: _____________________

          Name of Limited Partner:

               _______________________________________
               (Signature of Limited Partner)

               _______________________________________
               (Street Address)

               _______________________________________
               (City)        (State)        (Zip Code)

               Signature [attested] [witnessed] by:

               _______________________________________

If REIT Shares are to be issued, issue to:

Name:
Address:


Please insert social security or identifying number:

                                      D-1